United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 7, 2019 (December 31, 2018)

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY 11101
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2018, iFresh Inc. (the “Company”) and Xin He entered into an employment termination agreement (the “Employment Termination Agreement”) pursuant to which Mr. He agreed to terminate his employment agreement entered with the Company dated April 1, 2018 (the “Employment Agreement”) and resign from his position as Chief Financial Officer of the Company, effective December 31, 2018. The Company is actively seeking a suitable replacement for Mr. He.

Mr. He has indicated to the Company that his resignation is for personal reasons.

Pursuant to the terms of the Employment Termination Agreement, Mr. He shall receive Mr. He’s gross salary pursuant to the Employment Agreement for the period from October 29, 2018 through December 31, 2018 and reimbursement of his outstanding out-of-pocket travel expenses pursuant to the Employment Agreement. In addition, Mr. He will also be issued 75,000 shares of the Company’s restricted common stock pursuant to the Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Termination Agreement between Adam (Xin) He and iFresh, Inc. dated December 31, 2018
10.2	Employment Agreement between Adam (Xin) He and iFresh, Inc. dated April 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2019

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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